EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT
by and between
SHANGHAI HUAXIN GROUP (HONGKONG) LIMITED
and
COWEN GROUP, INC.
March 29, 2017

TABLE OF CONTENTS
Article I

DEFINITIONS
Section 1.1Definitions    1
Section 1.2Interpretation and Rules of Construction    6
Article II

VOTING RIGHTS; BOARD REPRESENTATION
Section 2.1Voting of Shares    7
Section 2.2Board Representation    8
Article III

STANDSTILL AND CERTAIN PROHIBITED TRANSACTIONS
Section 3.1Standstill    10
Section 3.2Standstill Exceptions    11
Section 3.3Obligation to Divest    12
Section 3.4Short Sales    12
Article IV

TRANSFER
Section 4.1Transfer Restrictions    13
Section 4.2Transfer of Shares of the Investor    14
Section 4.3Termination of Article IV    14
Article V

PREEMPTIVE RIGHTS
Section 5.1Company Sale of Covered Securities    14
Section 5.2Notice    14
Section 5.3Purchase Mechanism    15
Section 5.4Limitation of Rights    16
Section 5.5Investor Economic Interest Percentage Protection    16
Article VI

ANTI-DILUTION PROTECTION
Section 6.1Anti-Dilution    16
Section 6.2Investor Favorable Terms    16
Section 6.3New Securities    16
Article VII

REGISTRATION RIGHTS
Section 7.1Shelf Registration Statement    17
Section 7.2Maintenance of Registration Statement and Prospectuses    18
Section 7.3Shelf Takedown    19
Section 7.4Demand Rights.    20
Section 7.5Piggyback Registration    20
Section 7.6Blue Sky    22
Section 7.7Registration Expenses    22
Section 7.8Rule 144 and 144A    22
Section 7.9Marketing    22
Section 7.10Indemnification    23
Section 7.11Termination of Registration Rights    25
Section 7.12United States Securities Laws    25
Article VIII

MISCELLANEOUS
Section 8.1Severability    25
Section 8.2Entire Agreement    25
Section 8.3Notices    26
Section 8.4Assignment    27
Section 8.5Amendment    27
Section 8.6Waiver    27
Section 8.7No Third-Party Beneficiaries    27
Section 8.8Governing Law; Jurisdiction; Waiver of Jury Trial    27
Section 8.9No Consequential Damages    28
Section 8.10Specific Performance    28
Section 8.11Nature of Agreement    28
Section 8.12Currency    28
Section 8.13Counterparts    28
Section 8.14Termination    28

INVESTORS RIGHTS AGREEMENT
This INVESTORS RIGHTS AGREEMENT, dated as of March 29, 2017 (this “Agreement”), is by and between Cowen Group, Inc., a Delaware corporation (“Company”), and Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company (the “Investor”).
W I T N E S S E T H:
WHEREAS, the Company and the Investor have entered into a Stock Purchase Agreement, dated March 29, 2017 (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which, the Investor has agreed to purchase from the Company, and the Company has agreed to issue to the Investor that certain number of shares (the “Shares”) of Class A Common Stock of the Company as calculated pursuant to Section 2.01(a) of the Purchase Agreement, par value $0.01 per share (the “Class A Common Stock”); and
WHEREAS, the Company and the Investor desire to set forth their respective obligations in connection with the Investor’s ownership of the Shares.
NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions herein and intending to be legally bound, the parties hereto, hereby agree as follows:
Article I

DEFINITIONS
Section 1.1    Definitions. The following terms, as used herein, have the following meanings:
“Affiliate” means, with respect to any Person or group of Persons, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person or group of Persons; provided that, in the case of the Investor, “Affiliate” shall also include (i) China CEFC Energy Company Limited and its Affiliates, (ii) a Person that is beneficially owned by any of the ultimate shareholders of China CEFC Energy Company Limited and (iii) any private equity or venture capital investment fund now or hereafter existing which is managed by general partners or management companies that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with, the Investor and any and all Persons controlled, directly or indirectly though one or more intermediaries, by any such fund.
“Agreement” or “this Agreement” shall have the meaning set forth in the Preamble, and shall include the Exhibits hereto and all amendments hereto made in accordance with the provisions hereof.
“Anti-Dilution Amount” means, with respect to any Anti-Dilution Event, an amount in cash equal to the product of (x) the difference of (i) the Investor Price Per Share minus (y) the Weighted Average Price Per Share times (y) the number of Shares purchased by the Investor pursuant to the Purchase Agreement.
“Anti-Dilution Event” shall have the meaning set forth in Section 6.1.
“Anti-Dilution Period” shall have the meaning set forth in Section 6.1.
“Beneficially Own” or “Beneficial Ownership” shall mean, with respect to any securities, having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.
“Black Out Period” shall have the meaning set forth in Section 7.2(d).
“Board” means the Board of Directors of the Company.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York, New York or Shanghai, China. In the event that any action is required or permitted to be taken under this Agreement on or by a date that is not a Business Day, such action may be taken on or by the Business Day immediately following such date.
“Change of Control” shall have the meaning set forth in Section 4.1(c).
“China” means the People’s Republic of China.
“Class A Common Stock” shall have the meaning set forth in the Recitals.
“Closing” means the consummation of the transactions contemplated by the Purchase Agreement.
“Common Stock” shall mean the Class A Common Stock and the Company’s Class B Common Stock, par value $0.01 per share.
“Common Stock Equivalents” shall have the meaning set forth in Section 7.2(d).
“Company” shall have the meaning set forth in the Preamble.
“Company Securities” means Other Securities sought to be included in a registration for the Company’s account.
“Company Stockholders’ Meeting” shall have the meaning set forth in Section 2.1(b).
“Confidentiality Agreement” means that certain Confidentiality Agreement, between New Seres Investment Co., Ltd. and the Company, dated as of January 11, 2017.
“control” (including the terms “controlled by” and “under common control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of a majority of the outstanding voting securities, or by otherwise manifesting the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
“Covered Person” shall have the meaning set forth in Section 7.10(a).
“Covered Securities” means the Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock that are not Excluded Securities.
“Demand” shall have the meaning set forth in Section 7.4(b).
“Demand Notice” shall have the meaning set forth in Section 7.4(a).
“Designated Securities” shall have the meaning set forth in Section 5.2.
“Economic Interest Percentage” means, with respect to any Person as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock Beneficially Owned by such Person divided by (ii) the number of Outstanding Shares.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Securities” means any securities that are (i) issued by the Company pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, which have been approved by the Board, the Compensation Committee of the Board or the New Hire and Retention Committee of the Board, (ii) issued by the Company to the sellers as all or part of the purchase consideration in connection with acquisition of another business entity by the Company by a business combination or other merger, acquisition of substantially all of the assets or shares, or other reorganization whereby the Company will own equity securities of the surviving or successor corporation, (iii) issued with reference to the common stock of a Subsidiary (i.e., a carve-out transaction), (iv) issued upon any stock split, reclassification, recapitalization, exchange or readjustment of shares or other similar, or (v) issued in connection with any amendment or refinancing of the Company’s 3.0% cash convertible senior notes due 2019.
“Governmental Authority” means any supranational, national, federal, state, municipal or local governmental or quasi-governmental or regulatory authority (including a national securities exchange or other self-regulatory body), agency, governmental department, court, commission, board, bureau or other similar entity, domestic or foreign or any arbitrator or arbitral body.
“Group” shall have the meaning set forth in Section 3.1(a).
“Indemnified Party” shall have the meaning set forth in Section 7.10(c).
“Indemnifying Party” shall have the meaning set forth in Section 7.10(c).
“Investor” shall have the meaning set forth in the Preamble.
“Investor Aggregate Share Purchase Price” means the product of (x) the Investor Price Per Share times (y) the number of Shares purchased by the Investor pursuant to the Purchase Agreement.
“Investor Board Representative” shall have the meaning set forth in Section 2.2(b).
“Investor Designee” shall have the meaning set forth in Section 2.2(a).
“Investor Price Per Share” means a per share price of $18 as set forth in the Purchase Agreement.
“Investor Rights Termination Event” shall be deemed to have occurred if, at the close of any Business Day following the Closing, the Investor’s Economic Interest Percentage is 7.5% or less.
“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, or rule of law (including common law) of any Governmental Authority, and any judicial or administrative interpretation thereof, including any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Lockup Date” shall have the meaning set forth in Section 4.1(a).
“NASDAQ” means the NASDAQ Stock Market.
“New Investor” shall have the meaning set forth in Section 6.1.
“New Investor Aggregate New Securities Purchase Price” means the product of (x) the price per share paid by the New Investor in the Anti-Dilution Event times (y) the number of New Securities purchased by the New Investor in the Anti-Dilution Event.
“New Securities” shall have the meaning set forth in Section 6.3.
“Non-Underwritten Shelf Takedown” shall have the meaning set forth in Section 7.3.
“Other Securities” means securities of the Company sought to be included in a registration other than Registrable Securities.
“Outstanding Shares” means all issued and outstanding shares of Common Stock.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.
“Piggyback Notice” shall have the meaning set forth in Section 7.5(a).
“Piggyback Registration” shall have the meaning set forth in Section 7.5(a).
“Private Placement” shall have the meaning set forth in Section 5.3(b).
“Preferred Stock” means the Series A Convertible Preferred Stock of the Company.
“Prospectus” and “Prospectuses” shall have the meaning set forth in Section 7.2(a).
“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.
“Purchase Agreement” shall have the meaning set forth in the Recitals.
“Qualified Offering” means a public or nonpublic offering of Covered Securities (other than Excluded Securities) solely for cash.
“Qualified Public Offering” means an underwritten public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the SEC (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.
“Registrable Securities” means the Shares held by the Investor from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities have been disposed of pursuant to Rule 144 of the Securities Act, or (iii) such Registrable Securities cease to be outstanding.
“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith, and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) reasonable fees and disbursements of counsel to the Company and customary fees and expenses for independent certified public accountants retained by the Company, (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees, out-of-pocket costs and expenses of the Investor, including one counsel for the Investor, provided that such fees shall not exceed $50,000, (viii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (ix) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with the timely delivery of Registrable Securities to be sold pursuant to Section 7.1.
“Registration Statement” shall have the meaning set forth in Section 7.1.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” shall have the meaning set forth in the Recitals.
“Shelf Takedown” shall have the meaning set forth in Section 7.3.
“Standstill Interest” means 19.9% of the Outstanding Shares.
“Standstill Period” shall have the meaning set forth in Section 3.1(a).
“Subject Shares” shall have the meaning set forth in Section 2.1(c).
“Subsidiary” means, with respect to any Person, (a) a corporation, a majority of whose Voting Securities is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof and (b) any other Person (other than a corporation), including without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more of its Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election or directors, managers or trustees thereof (or other Person performing similar functions).
“Transaction Agreements” means this Agreement, the Purchase Agreement, the Term Loan Agreement dated as of the date hereof, between the Investor and the Company, and each of the other agreements and documents entered into or delivered by the parties hereto or their respective Affiliates in connection with the transactions contemplated hereunder and thereunder.
“Transfer” shall have the meaning set forth in Section 4.1(a).
“Underwritten Shelf Takedown” shall have the meaning set forth in Section 7.3.
“Voting Securities” shall have the meaning set forth in Section 2.1(c).
“Weighted Average Price Per Share” means, with respect to any Anti-Dilution Event, an amount equal to the quotient of (x) the sum of (i) the Investor Aggregate Share Purchase Price plus (ii) the New Investor Aggregate New Securities Purchase Price divided by (y) the sum of (A) the number of Shares purchased by the Investor pursuant to the Purchase Agreement plus (B) the number of New Securities purchased by the New Investor in the Anti-Dilution Event.
Section 1.2    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)    when a reference is made in this Agreement to the Preamble or an Article, Recital, Section or Exhibit, such reference is to the Preamble or an Article, Recital or Section of, or an Exhibit to, this Agreement unless otherwise indicated;
(b)    the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)    whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;”
(d)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(e)    the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(f)    any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;
(g)    references to a Person are also to its successors and permitted assigns; and
(h)    the use of “or” is not intended to be exclusive unless expressly indicated otherwise.
ARTICLE II

VOTING RIGHTS; BOARD REPRESENTATION
Section 2.1    Voting of Shares.
(a)    Subject to Section 2.1(b), the Investor shall have full voting rights with respect to the Shares pursuant to the Company’s certificate of incorporation and by-laws and applicable Law.
(b)    The Investor hereby agrees that, until the termination of the Standstill Period, at any annual or special meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof (a “Company Stockholders’ Meeting”), or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the stockholders of the Company:
(i)    the Investor shall appear at such Company Stockholders’ Meeting or otherwise cause all Subject Shares to be counted as present thereat for the purpose of establishing a quorum and shall take all other necessary or desirable actions within their control (including, without limitation, execution of written consents or resolutions in lieu of meetings),
(ii)    with respect to any matter upon which a vote, consent or other approval (including by written consent) is sought by or from the stockholders of the Company, the Investor shall vote and cause to be voted all Subject Shares in the manner recommended by the Board at any such Company Stockholders’ Meeting or under any such other circumstances upon which a vote, consent or other approval (including by written consent) is sought; provide that the Investor may abstain from voting in its sole discretion, and
(iii)    notwithstanding any of the standstill obligations under Section 3.1(a), the Investor shall have the right to vote and cause to be voted all Subject Shares for the election of any Investor Board Representative, and against the removal of any Investor Board Representative.
(c)    For purposes of this Agreement: (i) “Subject Shares” means, at any given time, such Voting Securities as the Investor may directly or indirectly Beneficially Own at such time; and (ii) “Voting Securities” means securities of the Company having the power generally to vote on the election of directors and other matters submitted to a vote of stockholders of the Company.
Section 2.2    Board Representation.
(a)    Upon the Closing, (i) the Company shall increase the size of the Board by three directors and (ii) the Board shall fill this vacancy with three directors designated by the Investor who shall (w) be reasonably acceptable to the Company, (x) be approved by the Nominating and Governance Committee of the Board, (y) meet all qualifications required by written policy of the Company including, without limitation, the Board, the Nominating and Governance Committee of the Board and the ethics and compliance program of the Company, in effect from time to time that apply to all nominees for the Board and (z) meet the independence standards set forth in the NASDAQ listing rules (the “Investor Designees” and each, an “Investor Designee”).
(b)    Until the occurrence of an Investor Rights Termination Event, the Investor shall have the right to designate such number of Investor Designees to serve as a director on the Board (each an “Investor Board Representative”) equal to (i) three, for as long as the Investor’s Economic Interest Percentage equals or exceeds 12.5%, (ii) two, for as long as the Investor’s Economic Interest Percentage equals or exceeds 10%, and (iii) one, for as long as the Investor’s Economic Interest Percentage equals or exceeds 7.5%. The Company, acting through the Nominating and Governance Committee of the Board, and, as necessary, the Board, shall cause, subject to the fiduciary duties of the members of the Board and the Nominating and Governance Committee, any applicable regulation or listing requirement of NASDAQ or other securities exchange on which the Common Stock is listed for trading, such Investor Board Representative to be nominated for election or appointment to the Board. At any Company Stockholders’ Meeting, the Board shall, subject to the directors’ fiduciary duties, any applicable regulation or listing requirement of NASDAQ or other securities exchange on which the Common Stock is listed for trading, recommend that the stockholders elect to the Board each Investor Board Representative nominated for election at such meeting. In the event of the death, disability, resignation or removal of an Investor Board Representative, the Company shall cause, subject to the fiduciary duties of the members of the Nominating and Governance Committee, any applicable regulation or listing requirement of NASDAQ or other securities exchange on which the Common Stock is listed for trading, the prompt election to the Board a replacement director designated by the Investor to fill the resulting vacancy, and such individual shall then be deemed an Investor Board Representative for all purposes under this Agreement.
(c)    Each Investor Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board, and shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committees thereof, to the same extent as the other members of the Board. The Company shall notify each Investor Board Representative of all regular and special meetings of the Board and shall notify each Investor Board Representative of all regular and special meetings of any committee of the Board of which an Investor Board Representative is a member pursuant to the notice requirements under the Company’s bylaws then in effect. The Company shall provide each Investor Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board concurrently as such materials are provided to the other members.
(d)    The Investor acknowledges that the Company has corporate governance guidelines in effect which would apply to all of the Company’s directors including the Investor Board Representatives.
(e)    Until the occurrence of an Investor Rights Termination Event, the Company shall provide notification in writing of the anticipated filing date of definitive proxy materials (or if applicable, preliminary proxy materials) with the SEC for an annual general meeting or any special meeting at which directors are elected, of the applicable year, and the Investor shall be required to identify in writing its proposed Investor Designees at least 30 calendar days prior to such date of anticipated filing of the definitive proxy materials (or if applicable, preliminary proxy materials) with the SEC, as well as submit completed director and officer questionnaires provided by the Company within a reasonable period of time of receipt of such questionnaires from the Company, and the Nominating and Governance Committee of the Board of the Company shall, subject to the fiduciary duties of the members of the Nominating and Governance Committee, any applicable regulation or listing requirement of NASDAQ or other securities exchange on which the Common Stock is listed for trading, at any Company Stockholders’ Meeting at which directors are to be elected, and in every action or approval by written consent of stockholders of the Company in lieu of such a meeting, nominate the Investor Designees for election to the Board. The Company’s proxy statement for the election of directors shall include the recommendation of the Board in favor of election of the Investor Designees, and the Company shall solicit proxies for the Investor Designees to the same extent as it does for any of its other nominees to the Board and use all reasonable efforts to cause the Investor Designees to be elected as directors of the Board; provided, that such efforts will not require the Company to postpone any Company Stockholders’ Meeting.
(f)    Until the occurrence of an Investor Rights Termination Event, the Board shall appoint one of the Investor Board Representatives to sit on each committee of the Board, and the total number of members of each committee of the Board shall not exceed four (4) without prior written consent of the Investor. In the event that the Investor agrees to increase the size of any committee of the Board to more than four (4) members, the number of Investor Board Representatives on each such committee of the Board shall equal to the product of (i) the total number of directors sitting on such committee and (ii) the Investor’s Economic Interest Percentage, rounded up to the whole number, subject to the Investor Board Representative satisfying applicable qualifications under applicable law, regulation or stock exchange rules and regulations; provided, that in the event that the Board forms a special committee of disinterested directors to evaluate a transaction with the Investor or any of its Affiliates, no Investor Board Representatives shall be appointed to such special committee.
(g)    Until the occurrence of an Investor Rights Termination Event, the Company shall not increase the size of the Board to more than 14 directors without the consent of the Investor; provided, that, such consent shall not be required if, following the increase in the size of the Board, the number of Investor Designees that the Investor shall be entitled to nominate pursuant to this Agreement shall be equal to at least the product of (x) the total number of directors constituting the expanded Board and (y) the Investor’s Economic Interest Percentage, rounded up to the whole number.
ARTICLE III

STANDSTILL AND CERTAIN PROHIBITED TRANSACTIONS
Section 3.1    Standstill.
(a)    From and after the Closing and until the third (3rd) year anniversary of the Closing (the “Standstill Period”), the Investor shall not and shall not permit its Affiliates to, directly or indirect, without prior written consent of the Company:
(i)    acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Beneficial Ownership of any securities of the Company, or any rights or options to acquire such ownership (including from any third party), if after giving effect to such acquisition, the number of shares of Common Stock Beneficially Owned by the Investor and its Affiliates would exceed the Standstill Interest;
(ii)    make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are defined or used in Regulation 14A under the Exchange Act), or seek to advise or influence any Person with respect to the voting of any Voting Securities of the Company in a manner inconsistent with the Board’s recommendation;
(iii)    seek election or removal of any member of the Board other than Investor Board Representatives or otherwise act, alone or in concert with others, to control or influence the Company, by way of any public communication or communication directly with any person other than the Company;
(iv)    call, or seek to call, a meeting of the stockholders of the Company;
(v)    form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) (a “Group”) regarding Voting Securities of the Company;
(vi)    otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company, by way of any public communication or communication directly with any person other than the Company;
(vii)    advise or knowingly assist or encourage, or enter into any discussions, negotiations, agreements or arrangements with any third party in connection with any of the foregoing; or
(viii)    publicly disclose any intention, plan or arrangement inconsistent with the foregoing, provided that nothing in items (ii), (iii) or (vi) shall prevent the Investor or its Affiliates from communicating privately with the stockholders of the Company to the extent such communication does not constitute a “solicitation” or “proxies” as such terms are defined or used in Regulation 14A under the Exchange Act.
(b)    Following the termination of the Standstill Period and until the date on which there is no Investor Board Representative on the Board, the Investor shall not and shall not permit its Affiliates to, directly or indirect, without prior written consent of the Company: (i) take or cause o be taken any of the actions set forth in Section 3.1(a)(ii) or (a)(iii) hereof; and (ii) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Beneficial Ownership of any securities of the Company, or any rights or options to acquire such ownership (including from any third party), if after giving effect to such acquisition, the number of shares of Common Stock Beneficially Owned by the Investor and its Affiliates would exceed 29.9% of the then Outstanding Shares
(c)    The provisions of Section 3.1(a) shall automatically be suspended if (x) the Company engages in, enters into or continues any material discussions or negotiations regarding any proposal or offer that constitutes or would be reasonably expected to lead to a Change of Control, or approves or recommends, or publicly proposes to approve or recommend, any Change of Control, or enters into a definitive and binding agreement with the Company providing for a Change of Control, (y) any Person or its Affiliates (other than Investor or its Affiliates) commences a tender offer or exchange offer with respect to the securities of the Company representing 50% or more of the voting power of the Company, or (z) any Person or its Affiliates (other than Investor or its Affiliates) enters into an agreement or commences a proxy solicitation in which such Person or its Affiliates would acquire the ability to elect a majority of the Board and the Board does not recommend against such agreement or proxy solicitation within ten (10) Business Days of the entry into such agreement or the commencement of such proxy solicitation; provided, that the provisions of Section 3.1(a) shall be automatically reinstated in the event that a Change of Control transaction does not occur or such discussions, negotiation, tender offer, exchange offer, agreement or proxy solicitation terminate; provided, further, that the reinstatement of such standstill obligations under Section 3.1(a) shall in no event prohibit the Investor from continuing taking any action that has been taken by the Investor during the suspension period and is continuing.
Section 3.2    Standstill Exceptions.
(a)    Notwithstanding anything herein to the contrary, Section 3.1 shall not:
(i)    prohibit any purchase of securities of the Company made by the Investor pursuant to, and in accordance with, its preemptive rights set forth in ARTICLE V;
(ii)    prohibit the acquisition of any Common Stock pursuant to any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), extraordinary dividends, reorganization, recapitalization, reclassification, combination, exchange of shares with the Company or other like change with respect to Common Stock;
(iii)     prohibit or restrict in any respect any Investor Board Representative from participating as a member of the Board and committees of thereof in his or her capacity as such to the extent permitted by Law and exercising his or her fiduciary duties in connection therewith;
(iv)    restrict the rights of the Investor or its Affiliates or its or their respective representatives under any of the other Transaction Agreements;
(v)    prohibit the taking of any action that is otherwise expressly permitted pursuant to the terms of this Agreement (including Section 2.2, Section 3.2, Section 4.1(c), Article V and Article VI); or
(vi)    prohibit the taking of any action that is approved by the Board.
Section 3.3    Obligation to Divest. If at any time the Investor or any of its Affiliates or the Company or any of its Affiliates becomes aware that the Investor and its Affiliates Beneficially Own, in the aggregate, shares of Common Stock representing more than the Standstill Interest (other than to the extent the same is a result of events other than any purchases of securities by the Investor and/or its Affiliates prohibited by Section 3.1(a) above), then the Investor and its Affiliates shall, as soon as is reasonably practicable, take all action reasonably necessary (including, without limitation, selling Common Stock on the open market or to the Company or any of its Affiliates) to reduce the number of shares of Common Stock Beneficially Owned by them to a number that results in the Economic Interest Percentage of the Investor and its Affiliates (collectively) to be no more than the Standstill Interest, and solely to the extent required to comply with this Section 3.3, the Transfer restrictions set forth in Section 4.1 below shall not apply.
Section 3.4    Short Sales. During the period from the date hereof and through the later of (i) the Lockup Date and (ii) the occurrence of an Investor Rights Termination Event, the Investor shall not, and shall not permit its Affiliates to, without the prior written consent of the Company, directly or indirectly effect any short sale of the Common Stock Beneficially Owned by the Investor or its Affiliates.
ARTICLE IV

TRANSFER
Section 4.1    Transfer Restrictions.
(a)    Subject to Section 4.1(c), the Investor shall not, shall cause its Affiliates not to, directly or indirectly, transfer, sell, hedge, assign, gift, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose of (including through the sale or purchase of options or other derivative instruments with respect to the Common Stock or otherwise) by operation of Law or otherwise (any such occurrence, a “Transfer”) (other than a Transfer (i) permitted in accordance with subsection (c) below or (ii) required by, and in accordance with, Section 3.3 above), all or any portion of the Shares, or their economic interest therein, prior to the date that is 12 months following the Closing (such date, the “Lockup Date”) without the prior written consent of the Company.
(b)    Subject to Section 4.1(c), after the Lockup Date, without obtaining the Company’s prior written consent, the Investor shall not, and shall cause its Affiliates not to, Transfer all or any portion of the Shares to a single Person or Group, directly or indirectly, in a single transaction or a series of related transactions, if after giving effect to such Transfer the Beneficial Ownership of such Person or Group would be equal to 7.5% or more of the outstanding Common Stock of the Company, unless such Transfer is pursuant to a widely-distributed Public Offering or sale in the open market.
(c)    Notwithstanding the foregoing, the Investor may at any time:
(i)    Transfer its Shares to an Affiliate; provided, that prior to any Transfer pursuant to this Section 4.1(c)(i), such transferee shall have agreed in writing to be bound by the terms of this Agreement pursuant to documentation reasonably satisfactory to the Company; and provided, further, that no Transfer pursuant to this Section 4.1(c)(i) shall relieve any transferor from any liability for damages incurred or suffered by the Company as a result of any breach of this Agreement by such transferor;
(ii)    tender its Shares pursuant to a tender offer for the Common Stock that has been affirmatively recommended by a majority of the Board who are not Investor Board Representatives; or
(iii)    Transfer its Shares pursuant to a merger that has been affirmatively recommended or approved by a majority of the Board who are not Investor Board Representatives.
(iv)    Notwithstanding anything to the contrary herein, the restrictions on Transfer set forth in this Section 4.1 shall terminate upon the occurrence of any event which, if consummated, would constitute or reasonably be expected to lead to a Change of Control. For purposes of this Agreement, a “Change of Control” shall mean (i) the consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any Person or any Group becomes the owner of Beneficial Ownership, directly or indirectly, of at least a majority of all outstanding voting securities of the Company, (ii) the consummation of any single transaction or series of related transactions (including, without limitation, any merger, consolidation or other business combination), the result of which is that any Person or any Group acquires the power to appoint and/or remove all or the majority of the members of the Board, in each case whether obtained directly or indirectly, and whether obtained by ownership of capital, the possession of voting power, contract or otherwise; or (iii) any sale or disposition, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole.
Section 4.2    Transfer of Shares of the Investor. Investor agrees that, from the date hereof until such date on which neither the Investor nor its Affiliates Beneficially Own any shares of Common Stock, 51% of the outstanding capital stock of the Investor and/or any Affiliate to which any Shares have been transferred pursuant to Section 4.1(c), will be owned directly or indirectly by China CEFC Energy Company Limited or the ultimate shareholders of China CEFC Energy Company Limited.
Section 4.3    Termination of ARTICLE IV. Notwithstanding anything to the contrary contained herein, this ARTICLE IV shall terminate upon an Investor Rights Termination Event.
ARTICLE V

PREEMPTIVE RIGHTS
Section 5.1    Company Sale of Covered Securities. From and after the Closing and until the date on which the Investor’s Economic Interest Percentage is less than 10%, if the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, up to an amount equal to the total number of shares or other units of Covered Securities being offered multiplied by the Investor’s then-current Economic Interest Percentage.
Section 5.2    Notice. The Company shall advise the Investor of potential Qualified Offerings of Covered Securities reasonably in advance as may be practicable under the circumstances (but in no event later than fifteen (15) Business Days prior to such issuance). In the event the Company intends to make a Qualified Offering of Covered Securities, the Company shall give Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such Qualified Offering), describing, to the extent then known, the anticipated amount of securities, price, the offerees or transferees, the issuance date and other material terms upon which the Company proposes to offer the same, which shall be deemed updated by delivery of the final documentation for such issuance to the Investor. The Investor shall have a reasonable period of time, appropriate for the circumstances of the Qualified Offering, from the date of receipt of any such notice (but in no event later than fifteen (15) Business Days after receiving such notice) to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1 (the “Designated Securities”). Such notice shall constitute a non-binding indication of interest of the Investor to purchase the Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such Qualified Offering is subsequently reduced) upon the price or at the range of prices and other terms set forth in the Company’s notice to it. The failure to respond during the aforementioned period shall constitute a waiver of preemptive rights in respect of such Qualified Offering. The failure of the Investor to agree to such terms within such period shall constitute a waiver of the Investor’s preemptive rights in respect of such Qualified Offering.
Section 5.3    Purchase Mechanism.
(a)    If the Investor exercises its preemptive purchase rights provided in Section 5.2 in connection with an underwritten public offering, the Company shall offer the Investor, if such underwritten public offering is consummated, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to the investors in such offering and shall provide written notice of such price to the Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging the Investor’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of the Investor that are customary in private placement transactions and, in any event, no less favorable to the Investor than any underwriting or purchase agreement entered into by the Company in connection with such offering, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering. Any offers and sales pursuant to this ARTICLE V in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of the Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.
(b)    If the Investor exercises its preemptive rights provided in Section 5.2 in connection with a Qualified Offering of Covered Securities that is not an underwritten public offering (a “Private Placement”), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Investor shall agree in writing; provided that the actual amount of Covered Securities to be sold to the Investor pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of the Investor (to be exercised by delivery of written notice to the Company within five (5) Business Days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, execute an agreement containing representations, warranties and agreements of the Investor that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.
Section 5.4    Limitation of Rights. Notwithstanding the above, nothing set forth in this ARTICLE V shall confer upon the Investor the right to purchase any securities of the Company other than Designated Securities.
Section 5.5    Investor Economic Interest Percentage Protection. Until the date on which (i) the Economic Interest Percentage of the Investor and its Affiliates (collectively) is less than 10% or (ii) the Investor is not the largest stockholder of the Company, if the Company issues or sells for cash to a third-party investor any Covered Securities and after giving effect to such issuance or sale, the Economic Interest Percentage of such third-party investor would be in excess the Economic Interest Percentage of the Investor and its Affiliates (collectively) at such time, then the Investor shall, subject to any applicable regulation or listing requirement of NASDAQ or other securities exchange on which the Common Stock is listed for trading or any other necessary regulatory consents or approvals, be permitted to acquire such number of additional shares of Common Stock at the same price per share and on the same terms, in accordance with the procedures set forth in this Article V such that the Economic Interest Percentage of the Investor and its Affiliates (collectively) would be equal to the Economic Interest Percentage of such third-party plus one-half of one percent (0.5%), such that the Investor and its Affiliates, taken as a whole, is able to remain the largest holder of Outstanding Shares by one-half of one percent (0.5%).
ARTICLE VI

ANTI-DILUTION PROTECTION
Section 6.1    Anti-Dilution. If at any time within twelve (12) months following the Closing (the “Anti-Dilution Period”), the Company shall issue or sell any New Securities for cash to any third-party (a “New Investor”) for a consideration per share less than the Investor Price Per Share (as adjusted for stock splits, stock dividends, reclassification and the like) (an “Anti-Dilution Event”), the Company shall pay to the Investor an amount in cash equal to the Anti-Dilution Amount.
Section 6.2    Investor Favorable Terms. If during the Anti-Dilution Period, the Company issues or sells for cash any New Securities for cash to any New Investor, the Company shall not grant to such New Investor rights that are more favorable to such investor than the rights granted to the Investor pursuant to this Agreement (other than with respect to the per share price), without the consent of the Investor.
Section 6.3    New Securities. For purposes of this Section  “New Securities” shall mean any shares of Common Stock issued by the Company after the Closing other than:
(i)    the Excluded Securities, provided that Section 6.1 shall apply in the event that the Company amends the conversion price of the Company’s 3.0% cash convertible senior notes due 2019 to a price lower than the Investor Price Per Share;
(ii)    Common Stock issued pursuant to a Qualified Public Offering;
(iii)    Common Stock issued or deemed issued pursuant to the Purchase Agreement;
(iv)    Common Stock issued or deemed issued upon conversion of the Preferred Stock or as a result of a decrease in the conversion price of any series of Preferred Stock; provided that Section 6.1 shall apply in the event that the Company amends the conversion price of the Preferred Stock to a price lower than the Investor Price Per Share; or
(v)    Common Stock issued or issuable pursuant to any debt financing arrangement, which arrangement is approved by the Board and is primarily for non-equity financing purposes.
ARTICLE VII

REGISTRATION RIGHTS
Section 7.1    Shelf Registration Statement. As soon as reasonably practicable following the Lockup Date, the Company shall prepare, file and use reasonable best efforts to have declared effective by the SEC a shelf registration statement (the “Registration Statement”), relating to the offer and sale by the Investor at any time and from time to time on a delayed or continuous basis in accordance with Rule 415 under the Securities Act and in accordance with this Agreement, of all the Registrable Securities held by the Investor (the “Shelf Registration”). If, at the time of filing of the Registration Statement, the Registration Statement is eligible to become effective upon filing pursuant to Rule 462(e) (or any successor rule) under the Securities Act, the Company shall file the Registration Statement as an automatic shelf registration statement pursuant to such rule. If the Registration Statement is not so eligible to become effective upon filing, the Company shall use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable, which shall be no later than 60 days after the date of filing or, if the SEC staff reviews or provides comments on the applicable Registration Statement, 90 days after the date of filing. Promptly (i) upon the filing thereof in the case of an automatic shelf or (ii) upon receipt of an order of the SEC declaring the Registration Statement effective, the Company shall deliver to the Investor a copy of such Registration Statement and any amendments thereto together with an opinion of counsel representing the Company for the purposes of such registration, in form and substance reasonably acceptable to the Investor, addressed to the Investor, including, confirming that the Registration Statement is effective and that all of the Registrable Securities have been duly registered and, subject to the transfer restrictions contained in ARTICLE IV of this Agreement, are freely transferable and that all of the Registrable Securities have been admitted for listing on NASDAQ.
Section 7.2    Maintenance of Registration Statement and Prospectuses.
(a)    The Company shall use its reasonable best efforts to keep the Registration Statements to be filed pursuant to Section 7.1 and the prospectus contained therein (as amended or supplemented from time to time, the “Prospectuses” and each a “Prospectus”) continuously effective until the termination of the registration rights pursuant to Section 7.11. In the event the Registration Statement cannot be kept effective for such period, the Company shall use its reasonable best efforts to prepare and file with the SEC and have declared effective as promptly as practicable another registration statement on the same terms and conditions as such initial Registration Statement and such new registration statement shall be considered the applicable Registration Statement for purposes hereof. The Company shall furnish to the Investor such number of copies of a Prospectus in conformity with the requirements of the Securities Act, and an electronic copy of the Prospectus to facilitate the disposition of the Registrable Securities.
(b)    The Company shall advise the Investor promptly in writing when the Registration Statement, or any post-effective amendment thereto, has been declared effective by the SEC. The Company shall advise the Investor in writing of the receipt by the Company of any stop order from the SEC suspending the effectiveness of any Registration Statement, and if at any time there shall be a stop order suspending the effectiveness of any Registration Statement, the Company shall use its reasonable best efforts to obtain promptly the withdrawal of such order. The Company shall advise the Investor promptly in writing of the existence of any fact and the happening of any event that makes any statement of a material fact made in any Registration Statement or Prospectus untrue, or that requires the making of any additions to or changes in any Registration Statement or Prospectus in order to make the statements therein not misleading and in such event the Company shall prepare and file with the SEC, as soon as reasonably practicable, an amendment to such Registration Statement or an amendment or supplement to such Prospectus or a Current Report on Form 8-K, as the case may be, so that, as so amended or supplemented, such Registration Statement and such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading. Upon receipt of such written advice, the Investor shall discontinue and refrain from making any sales of Registrable Securities, until such time as the Company advises the Investor that such Registration Statement or such Prospectus no longer contains an untrue statement or omission of a material fact.
(c)    The Investor shall furnish to the Company such information regarding such party and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. The Investor shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by it to the Company or of the happening of any event in either case as a result of which any Prospectus relating to a Registration Statement contains an untrue statement of a material fact regarding such party or the distribution of such Registrable Securities, or omits to state any material fact regarding such party or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to the Company any additional information required to correct or update any previously furnished information or required so that such Prospectus shall not contain, with respect to such party or the distribution of such Registrable Securities an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
(d)    Notwithstanding anything to the contrary contained herein, for a period not to exceed ninety (90) aggregate calendar days in any twelve-month period (each a “Black Out Period”), the Company will not be required to file any Registration Statement pursuant to this Article VII, file any amendment thereto, furnish any supplement to a prospectus included in a Registration Statement pursuant to this Agreement, make any other filing with the SEC required pursuant to this Agreement, cause any Registration Statement or other filing with the SEC to become effective, or take any similar action (including, without limitation, in connection with a Demand given pursuant to Section 7.4(a)), and any and all sales of Registrable Securities by the Investor pursuant to an effective registration statement shall be suspended: (i) if an event has occurred and is continuing as a result of which any such registration statement or prospectus would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) if the Company notifies the Investor that such actions would, in the Company’s good faith judgment, require the disclosure of material non-public information which the Board has determined would be seriously detrimental to the Company to disclose and which the Company would not otherwise be required to disclose or (iii) if the Company notifies the Investor that, in the Company’s good faith judgment, it is necessary to suspend sales of Registrable Securities by the Investor, to facilitate a pending or proposed public or Rule 144A offering by the Company of Common Stock or Common Stock Equivalents (as defined below). Upon the termination of the condition described in clauses (i), (ii) or (iii) above, the Company shall promptly give written notice to the Investor and shall promptly file any registration statement or amendment thereto required to be filed by it pursuant to this Agreement, furnish any prospectus supplement or amendment required to be furnished pursuant to this Agreement, make any other filing with the SEC required of it, take any similar action (including, without limitation, in connection with a Demand given pursuant to Section 7.4(a)) or terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities by the Investor as contemplated by this Agreement. For purposes of this Agreement, “Common Stock Equivalents” shall mean any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of any future event.
Section 7.3    Shelf Takedown. The Investors shall be entitled, at any time and from time to time when a Registration Statement is effective, to sell such Registrable Securities as are then registered pursuant to such Registration Statement, in any manner as provided in its notice to the Company (including in any underwritten offering, if so requested) (each such sale, a “Shelf Takedown”); provided, that, (i) if such Shelf Takedown is to be underwritten (an “Underwritten Shelf Takedown”), the Investor shall provide the Company at least thirteen (13) Business Days’ written notice prior to the expected closing of such Underwritten Shelf Takedown (it being understood and agreed that, notwithstanding anything to the contrary herein, there shall be no aggregate limit to the number of Underwritten Shelf Takedowns that may be required to be consummated hereunder (except that the parties hereto agree that no more than three (3) Underwritten Shelf Takedowns may be required to be consummated hereunder in any twelve (12)-month period)) and (ii) if such takedown does not involve an Underwritten Shelf Takedown (a “Non-Underwritten Shelf Takedown”), the Investors shall provide the Company at least five (5) Business Days’ written notice prior to the expected closing of such Non-Underwritten Shelf Takedown (it being understood and agreed that, notwithstanding anything to the contrary herein, there shall be no limit to the number of Non-Underwritten Shelf Takedowns that may be required to be consummated hereunder). The Investor shall give the Company prompt written notice after the consummation of each Shelf Takedown.
Section 7.4    Demand Rights.
(a)    If the Company shall receive from the Investor a written notice (a “Demand Notice”) that the Investor intends to distribute, by means of an underwritten offering, any shares of Common Stock or any other Registrable Securities under an effective Registration Statement filed pursuant to Section 7.1, the Company will cooperate with the Investor to consummate such offering and shall file a prospectus supplement with respect to the offering within thirty (30) days of receipt of the Demand Notice, subject to Section 7.2(d). The Demand Notice shall specify the number of shares of Common Stock or any other Registrable Securities to be offered by the Investor.
(b)    In no event shall the Company be obligated to effect more than two (2) underwritten offerings pursuant to Demand Notices given pursuant to Section 7.4(a) (each, a “Demand”). The Investor shall not be entitled to make a Demand pursuant to Section 7.4(a) unless the Investor is requesting the offering of shares of Common Stock or any other Registrable Securities with an aggregate estimated market value of at least US$50,000,000 as of the date of the Demand Notice.
(c)    Withdrawal. The Investor may elect to withdraw a Demand pursuant to this Section 7.4 at any time, and the Company shall cease its efforts to assist with such offering.
Section 7.5    Piggyback Registration.
(a)    If the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities, whether or not for sale or for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, or (ii) filed solely in connection with any employee benefit plan), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall promptly notify the Investor of such proposal (the “Piggyback Notice”). Subject to Section 7.5(b) and (c), the Piggyback Notice shall offer the Investor the opportunity to include for registration in such registration statement the number of Registrable Securities as it may request (a “Piggyback Registration”). Subject to Section 7.5(b) and (c), the Company shall use commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities for which the Company has received from the Investor a written request for inclusion therein within five (5) Business Days following receipt of any Piggyback Notice by the Investor, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Investor and the intended method of distribution thereof. The Investor shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the registration statement relating to such Piggyback Registration. If the Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein. The Company shall be required to maintain the effectiveness of the registration statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.
(b)    Cutbacks in Company Offerings. If the offering referred to in the first sentence of Section 7.5(a) is to be an underwritten offering on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing (with a copy to the Investor) that, in such firm’s good faith view, the number of Other Securities and Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities and Registrable Securities then contemplated, the Company shall include in such registration:
(i)    first, all Company Securities; and
(ii)    second, the shares of Common Stock requested to be included in such registration by the Investor and any other securities eligible to be included in such registration, pro rata among the Investor and the holders of such securities on the basis of the number of shares owned by the Investor and each such holder.
(c)    Cutbacks in Other Offerings. If the offering referred to in the first sentence of Section 7.5(a) is to be an underwritten offering other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Investor in writing (with a copy to Company) that, in such firm’s good faith view, the number of Registrable Securities and Other Securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect upon the price, timing or distribution of the offering and sale of the Registrable Securities and Other Securities then contemplated, the Company shall include in such registration:
(i)    first, the Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration prior to any other Person;
(ii)    second, the shares of Common Stock requested to be included in such registration by the Investor; and
(iii)    third, any other securities eligible to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares owned by each such holder.
(d)    Determination Not to Conduct Offering. If at any time after giving such Piggyback Notice and prior to the filing of a final prospectus supplement in connection with such offering, the Company shall determine for any reason not to offer the securities originally intended to be included in such offering, the Company may, at its election, give written notice of such determination to the Investor and thereupon the Company shall be relieved of its obligation to include the Investor’s shares of Common Stock in the offering, without prejudice, however, to the right of the Investor immediately to request that such shares be offered in an underwritten offering under Section 7.4 to the extent permitted hereunder.
(e)    There shall be no limit on the number of times the Investor may request registration of Registrable Securities under this Section 7.5.
Section 7.6    Blue Sky. In connection with the registrations hereunder, the Company shall take all actions necessary to permit the resale by the Investor of any Registrable Securities under the blue sky laws of the several states, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 7.6 be obligated to be so qualified, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.
Section 7.7    Registration Expenses. All Registration Expenses will be borne by the Company. Notwithstanding the foregoing, the Company shall not be liable for and shall not pay any expenses or fees of more than one counsel for the Investor or any commissions to be paid in connection with any sale of the Registrable Securities by the Investor.
Section 7.8    Rule 144 and 144A. The Company covenants that it use its reasonable best efforts to (i) file any and all reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will use its reasonable best efforts to make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 or Rule 144A under the Securities Act) and (ii) take such further action as the Investor may reasonably request, in each case to the extent required from time to time to enable the Investor to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the written request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.
Section 7.9    Marketing. In the event of an underwritten offering of Registrable Securities, the Company and the Investor will negotiate in good faith and enter into reasonable and customary agreements (including underwriting agreements in reasonable and customary form, which may include, in the case of an underwritten offering on a firm commitment basis, customary “lock-up” obligations) and take such other actions (including using its best efforts to make such road show presentations (but in no event will the Company be required to incur travel and lodging expenses in excess of US$25,000 in connection with all road shows attended by Company management in any twelve month period) and otherwise engage in such reasonable marketing support in connection with any such underwritten offering, including the obligation to make its executive officers available for such purpose if so requested by the managing underwriter for such offering) as are reasonably requested by the managing underwriter in order to expedite or facilitate the sale of such Registrable Securities.
Section 7.10    Indemnification.
(a)    The Company will, and does hereby agree to, indemnify and hold harmless the Investor, and its directors, officers, employees and agents and each person controlling the Investor (each such person being referred to herein as a “Covered Person”) with respect to any registration effected pursuant to this ARTICLE VII against all claims, losses, damages, and liabilities (or actions in respect thereto) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which the Investor may become subject under the Securities Act, the Exchange Act, or other federal or state law insofar as such claims, losses, damages or liabilities (or actions in respect thereto) arise out of or are based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus or preliminary prospectus relating to the Registrable Securities, or other document, or any amendment or supplement thereto, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any federal, state or common law rule, regulation or law applicable to the Company and relating to action required of or inaction by the Company in connection with any registration or offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating, defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Covered Persons and stated to be specifically for use therein and provided further, that the Company shall only reimburse such Covered Persons for the fees and expenses of a single legal counsel for all such Covered Persons.
(b)    The Investor will indemnify the Company, each of its directors and officers, each person controlling the Company and the officers and directors of each such controlling person against all claims, losses, damages, and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus or preliminary prospectus included therein, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and each such director, officer and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in any registration statement or prospectus or preliminary prospectus, in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein and such statement or omission was not corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss. Notwithstanding the foregoing, the liability of the Investor under this Section 7.10 shall be limited in an amount equal to the net proceeds received by the Investor from the sale of its Registrable Securities pursuant to the offering which gives rise to the right to so indemnify, hold harmless or reimburse (less the aggregate amount of any damages the Investor has otherwise been required to pay in respect of such claims, losses, damages, liabilities, actions or expenses or any similar claims, losses, damages, liabilities, actions or expenses arising from the sale of such Registrable Securities).
(c)    Each party entitled to indemnification under this Section 7.10 (the “Indemnified Party”) shall give written notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of any such claim or any litigation resulting therefrom, and after the Indemnifying Party assumes the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in the reasonable judgment of the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests between such Indemnified Party and the Indemnifying Party in such proceeding in which case such Indemnified Party shall have the right to employ separate counsel to participate in such defense at the expense of the Indemnifying Party; it being understood that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties provided, however, that the Indemnifying Party shall bear the expenses of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of more than one party by the same counsel would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.10, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.
(d)    If the indemnification provided for in subsection (a) or (b) of this Section 7.10 is held by the court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each Indemnifying Party under any such subsection, in lieu of indemnifying such Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such claims, actions, demands, losses, damages, liabilities, cost or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party on the other hand, in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Investor shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the net proceeds received by the Investor from the sale of its Registrable Securities pursuant to the offering which gives rise to the right to so indemnify, hold harmless or reimburse (less the aggregate amount of any damages the Investor has otherwise been required to pay in respect of such claims, losses, damages, liabilities, actions or expenses or any similar claims, losses, damages, liabilities, actions or expenses arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.
Section 7.11    Termination of Registration Rights. The registration rights contained in this Article VII shall terminate and be of no further force and effect with respect to any Person holding Registrable Securities upon the date on which all Registrable Securities then held by such Person may be sold under Rule 144 of the Securities Act during any ninety (90) day period without restriction on volume or manner of sale.
Section 7.12    United States Securities Laws. The Investor acknowledges and agrees that (i) it is aware that the United States securities laws prohibit any persons who have material, nonpublic information regarding a company from purchasing or selling securities of that company and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information and (ii) the Company maintains a policy, a copy of which has been previously provided to the Investor, regarding the trading of the Company securities by directors and officers of the Company, including time periods during which such securities may and may not be sold.
ARTICLE VIII

MISCELLANEOUS
Section 8.1    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an enforceable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 8.2    Entire Agreement. This Agreement (including the exhibits and schedules hereto), the Confidentiality Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Investor with respect to the subject matter hereof and thereof; provided that Section 7 (Standstill) of the Confidentiality Agreement shall terminate and have no further force and effect immediately upon the Closing.
Section 8.3    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a prior notice given in accordance with this Section 8.3:
If to the Company:
Cowen Group, Inc.
599 Lexington Avenue
New York, NY 10022
Attention: Owen Littman, General Counsel
Facsimile: 212 201-4840
With a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention: David K. Boston
Laura L. Delanoy
Facsimile: 212 728-8111
If to Investor and its Affiliates:
Shanghai Huaxin Group (HongKong) Limited
Room 2302-04,23/F
Convention Plaza Office Tower
1 Harbour Road, Wanchai, Hong Kong
Attention: June Ma
Facsimile: +852-3152 3890
With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
30/F, China World Office 2
No. 1, Jian Guo Men Wai Avenue
Beijing 100004 China
Attention: Peter X. Huang
Facsimile: +86(10) 6535 5699
Section 8.4    Assignment. This Agreement may not be assigned (by operation of law or otherwise) without the express written consent of the other parties (not to be unreasonably withheld, delayed or conditioned) and any such assignment or attempted assignment without such consent shall be void; provided that the Investor may assign all or any portion of its rights and obligations hereunder to its Affiliates as permitted under Section 4.1(c). The Investor and its Affiliates shall be deemed as a “group” (as defined in Section 13(d)(3) of the Exchange Act) when exercising their respective rights and performing their respective obligations hereunder.
Section 8.5    Amendment. This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, the Company and the Investor, or (ii) by a waiver in accordance with Section 8.6.
Section 8.6    Waiver. The Company or the Investor may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party that is giving the waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
Section 8.7    No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
Section 8.8    Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Law of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of Law.
(b)    Each of the Investor and the Company irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, for the adjudication of any matters arising under or in connection with this Agreement, and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.
(c)    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.9    No Consequential Damages. No party shall seek or be entitled to receive any consequential damages, including but not limited to loss of revenue or income, cost of capital, or loss of business reputation or opportunity, relating to any misrepresentation or breach of any warranty or covenant set forth in this Agreement; nor shall any party seek or be entitled to receive punitive damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement.
Section 8.10    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any state or federal court located in the State of New York, in addition to any other remedy to which they are entitled at Law or in equity.
Section 8.11    Nature of Agreement. With respect to the contractual liability of the Investor to perform its obligations under this Agreement, with respect to itself or its property, the Investor agrees that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes.
Section 8.12    Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.
Section 8.13    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission of portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
Section 8.14    Termination. Notwithstanding anything to the contrary contained herein, this Agreement and the obligations of the parties hereto shall terminate automatically upon the termination of the Purchase Agreement in accordance with its terms.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COWEN GROUP, INC.
By:    /s/ Jeffrey Solomon
    Name: Jeffrey Solomon
    Title: President
SHANGHAI HUAXIN GROUP (HONGKONG) LIMITED
By:    /s/ Li Yong
    Name: Li Yong
    Title: Authorised Signatory

[Investor Rights Agreement Signature Page]